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                                                                 Exhibit 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of MeriStar Hospitality Operating Partnership, L.P. on Form S-4 of our report on the combined financial statements of Bristol Hotels & Resorts Tenant Companies dated March 30, 2001, appearing in the Annual Report on Form 10-K of FelCor Lodging Trust Incorporated for the period ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP


Atlanta, Georgia
June 25, 2001